Exhibit 99.1

Contact:	610-337-1000	For Immediate Release:
	Will Ruthrauff, ext. 6571	February 1, 2017
Shelly Oates, ext. 3202

UGI Reports Record First Quarter Earnings
Recent Highlights

•	GAAP net income of $230.7 million, or $1.30 per diluted share, compared to $114.6 million, or $0.65 per diluted share in the prior year

•	Adjusted net income of $160.9 million, or $0.91 per diluted share, compared to $112.4 million, or $0.64 per diluted share in the prior year; exceeds prior year in all of our business units

•	Sunbury pipeline construction completed

•	New UGI Gas base rates went into effect on October 19, 2016, rate case for UGI Penn Natural Gas filed on January 19, 2017
VALLEY FORGE, Pa., February 1 - UGI Corporation (NYSE: UGI) today reported GAAP net income of $230.7 million, or $1.30 per diluted share, for the fiscal quarter ended December 31, 2016, compared to $114.6 million, or $0.65 per diluted share, for the fiscal quarter ended December 31, 2015. Adjusted net income was $160.9 million, or $0.91 per diluted share, compared to $112.4 million, or $0.64 per diluted share, for the quarters ended December 31, 2016 and 2015, respectively. Adjusted net income excludes the impact of unrealized gains and losses on commodity and certain foreign currency derivative instruments, integration expenses associated with Finagaz, loss on an early extinguishment of debt, and the tax benefit from a reduction in the French income tax rate.

John L. Walsh, president and chief executive officer of UGI, commented, "This was a very strong quarter for the company as all of our businesses contributed higher adjusted net income than in the prior year. Our adjusted earnings of $0.91 per share were 42% higher than the first quarter of fiscal year 2016, primarily reflecting the contributions from the strategic investments made in recent years, as well as the impact of weather that was colder than the prior-year period. We continue to see the benefits from our recent investments and marked significant milestones for several current growth projects."

Walsh continued, "Our Midstream and Marketing segment completed the construction of the Sunbury pipeline which was placed into service on January 1st, and made progress on our LNG investments. Development of the Marcellus Shale region and our infrastructure investment has significantly lowered the cost of gas to our residential customers saving $400 million in 2016 compared to 2008. Our UGI Gas utility implemented new base rates on October 19th, and is on schedule with its infrastructure replacement plan. AmeriGas closed one small acquisition in the quarter and successfully refinanced $500 million of 2022 notes with 8.5 year notes at very attractive rates. Lastly, UGI International continues to make progress on the integration of its Finagaz acquisition and to see the benefits of its reorganization around geographic service regions."

Subsequent to the end of the quarter, UGI Utilities filed a rate case for UGI Penn Natural Gas, its first base rate case since 2009. The $21.7 million increase would fund ongoing system improvements as well as a new energy efficiency and conservation program. Despite an increase in base rates, UGI Penn Natural Gas customers would be paying approximately 40% less than in August 2009, the last time base rates were increased, due to a nine year moderation in natural gas prices.

Given the significance of the second fiscal quarter to full year results, UGI intends to provide an update regarding its adjusted EPS guidance upon completion of the second fiscal quarter ending March 31, 2017.

UGI Reports Record First Quarter Earnings	Page 2

Segment Performance (millions, except where otherwise indicated)
AmeriGas Propane1:

For the fiscal quarter ended December 31,	2016	2015	Increase (Decrease)
Revenues	$677.2	$644.1	$33.1	5.1%
Total margin (a)	$416.5	$400.9	$15.6	3.9%
Partnership operating and administrative expenses	$226.8	$230.9	$(4.1)	(1.8)%
Operating income	$141.9	$129.6	$12.3	9.5%
Partnership Adjusted EBITDA	$185.1	$177.7	$7.4	4.2%
Loss on extinguishment of debt	$33.2	$—	$33.2	N.M.
Retail gallons sold	305.7	295.1	10.6	3.6%
Heating degree days - % (warmer) than normal	(13.9)%	(19.9)%
Capital expenditures	$26.4	$28.0	$(1.6)	(5.7)%

•	Retail gallons sold increased versus the prior year due to temperatures that were colder than the prior year although significantly warmer than normal.

•	Total margin increased primarily reflecting higher retail propane margin due to the increase in volumes sold.

•	Partnership operating and administrative expenses decreased primarily reflecting lower employee benefits expenses.

•
Partnership Adjusted EBITDA increased principally reflecting the higher total margin and lower operating expenses. These increases were partially offset by the impact of an $8.8 million adjustment to correct previously recorded gains on sales of fixed assets acquired with the Heritage acquisition in 2012.

N.M. — Variance is not meaningful.
1 UGI, through subsidiaries, is the sole General Partner and owns 26% of AmeriGas Partners, L.P.

UGI International:

For the fiscal quarter ended December 31,	2016	2015	Increase (Decrease)
Revenues	$539.1	$578.2	$(39.1)	(6.8)%
Total margin (a)	$281.1	$275.4	$5.7	2.1%
Operating and administrative expenses	$165.6	$159.6	$6.0	3.8%
Operating income	$88.9	$85.1	$3.8	4.5%
Income before income taxes	$84.0	$78.5	$5.5	7.0%
Finagaz integration expenses	$8.1	$2.3	$5.8	252.2%
Adjusted income before income taxes	$92.1	$80.8	$11.3	14.0%
Retail gallons sold	254.2	259.1	(4.9)	(1.9)%
Heating degree days - % (warmer) than normal	(0.5)%	(17.6)%
Capital Expenditures	$21.5	$21.0	$0.5	2.4%

•
Total retail gallons sold were slightly lower, principally reflecting the impact on retail volumes from exiting lower-margin autogas business in Poland in 2016, partially offset by the effects of significantly colder weather.

•
Total margin increased primarily reflecting higher total margin from residential bulk sales that reflect the colder weather, higher natural gas total margin, and slightly higher average LPG unit margins.

•	Operating expenses increased primarily reflecting higher integration expenses associated with the Finagaz acquisition.

•
The increase in adjusted income before taxes primarily reflects the higher total margin and a $4.6 million increase in other operating income due to the absence of a $3.4 million loss related to interest rate hedge ineffectiveness that impacted the prior-year period.

UGI Reports Record First Quarter Earnings	Page 3

Midstream & Marketing:

For the fiscal quarter ended December 31,	2016	2015	Increase
Revenues	$269.8	$226.9	$42.9	18.9%
Total margin (a)	$78.0	$72.4	$5.6	7.7%
Operating and administrative expenses	$23.0	$22.1	$0.9	4.1%
Operating income	$49.7	$42.9	$6.8	15.9%
Income before income taxes	$49.1	$42.1	$7.0	16.6%
Heating degree days - % (warmer) than normal	(10.7)%	(30.0)%
Capital expenditures	$61.5	$22.4	$39.1	174.6%

•	Revenues increased reflecting higher natural gas volumes associated with weather that was 10.7% warmer than normal but 27.4% colder than the prior year.

•
Total margin increased principally reflecting higher peaking, natural gas, and, to a lesser extent, higher capacity management total margin, partially offset by lower electric generation and storage margins.

•	The higher natural gas total margin reflects the effects of the higher volumes while the increase in peaking total margin reflects an increase in demand for peaking services.

•
Operating income and income before taxes increased reflecting the higher total margin and higher other operating income, which primarily reflects an allowance for funds used during construction, partially offset by slightly higher operating, administrative, and depreciation expenses.

UGI Utilities:

For the fiscal quarter ended December 31,	2016	2015	Increase (Decrease)
Revenues	$261.4	$198.0	$63.4	32.0%
Total margin (a)	$150.6	$121.5	$29.1	24.0%
Operating and administrative expenses	$48.6	$50.2	$(1.6)	(3.2)%
Operating income	$82.2	$48.3	$33.9	70.2%
Income before income taxes	$72.2	$38.8	$33.4	86.1%
Gas Utility system throughput - billions of cubic feet
Core market	23.0	17.4	5.6	32.2%
Total	66.2	49.9	16.3	32.7%
Gas Utility heating degree days - % (warmer) than normal	(6.3)%	(25.3)%
Capital expenditures	$64.1	$61.5	$2.6	4.2%

•	Gas Utility service territory experienced temperatures that were approximately 6.3% warmer than normal but 25.4% colder than the prior year.

•	Core market throughput increased reflecting the effects of the colder weather.

•
Gas Utility total margin increased primarily reflecting higher Gas Utility total margin from core customers resulting from the higher throughput and the increase in UGI Gas base rates that became effective on October 19, 2016.

•	Operating and administrative expenses decreased slightly primarily reflecting lower distribution system expenses.

•	Operating income increased reflecting the higher total margin and higher other operating income which includes, among other things, lower environmental matters expense.

(a)
Total margin represents total revenue less total cost of sales and excludes pre-tax gains on commodity derivative instruments not associated with current period transactions. In the case of UGI Utilities, total margin is reduced by revenue-related taxes.

UGI Reports Record First Quarter Earnings	Page 4

About UGI
UGI is a distributor and marketer of energy products and services. Through subsidiaries, UGI operates natural gas and electric utilities in Pennsylvania, distributes propane both domestically and internationally, manages midstream energy and electric generation assets in Pennsylvania, and engages in energy marketing in ten states and the District of Columbia. UGI, through subsidiaries, is the sole General Partner and owns 26% of AmeriGas Partners, L.P. (NYSE:APU), the nation's largest retail propane distributor.

UGI Corporation will hold a live Internet Audio Webcast of its conference call to discuss fiscal 2017 first quarter earnings and other current activities at 9:00 AM ET on Thursday, February 2, 2017. Interested parties may listen to the audio webcast both live and in replay on the Internet at http://www.ugicorp.com/investor-relations/events-and-presentations/default.aspx or at the company website http://www.ugicorp.com under Investor Relations. A telephonic replay will be available from 12:00 PM ET on February 2 through 11:59 PM ET on February 9. The replay may be accessed at (855) 859-2056, and internationally at (404) 537-3406, conference ID 5904260.

Comprehensive information about UGI Corporation is available on the Internet at http://www.ugicorp.com.

This press release contains certain forward-looking statements that management believes to be reasonable as of today’s date only. Actual results may differ significantly because of risks and uncertainties that are difficult to predict and many of which are beyond management’s control. You should read UGI’s Annual Report on Form 10-K for a more extensive list of factors that could affect results. Among them are adverse weather conditions, cost volatility and availability of all energy products, including propane, natural gas, electricity and fuel oil, increased customer conservation measures, the impact of pending and future legal proceedings, liability for uninsured claims and for claims in excess of insurance coverage, domestic and international political, regulatory and economic conditions in the United States and in foreign countries, including the current conflicts in the Middle East, and foreign currency exchange rate fluctuations (particularly the euro), changes in Marcellus Shale gas production, the availability, timing and success of our acquisitions, commercial initiatives and investments to grow our business, our ability to successfully integrate acquired businesses and achieve anticipated synergies, and the interruption, disruption, failure, malfunction, or breach of our information technology systems, including due to cyber-attack. UGI undertakes no obligation to release revisions to its forward-looking statements to reflect events or circumstances occurring after today.

UGI CORPORATION
REPORT OF EARNINGS
(Millions of dollars, except per share)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2015	2016	2015
Revenues:
AmeriGas Propane	$677.2	$644.1	$2,344.9	$2,640.6
UGI International	539.1	578.2	1,829.7	1,824.2
Midstream & Marketing	269.8	226.9	909.5	1,065.6
UGI Utilities	261.4	198.0	831.9	952.3
Corporate & Other (a)	(68.0)	(40.6)	(157.4)	(189.6)
Total revenues	$1,679.5	$1,606.6	$5,758.6	$6,293.1
Operating income (loss):
AmeriGas Propane	$141.9	$129.6	$368.6	$417.5
UGI International	88.9	85.1	210.4	144.4
Midstream & Marketing	49.7	42.9	153.5	179.9
UGI Utilities	82.2	48.3	234.8	214.4
Corporate & Other (a)	103.5	(0.4)	181.4	100.9
Total operating income	466.2	305.5	1,148.7	1,057.1
Loss from equity investees	(0.2)	(0.1)	(0.3)	(0.3)
Loss on extinguishment of debt	(33.2)	—	(82.1)	—
Gains on foreign currency contracts, net	1.3	—	1.3	—
Interest expense:
AmeriGas Propane	(40.0)	(41.0)	(163.1)	(162.8)
UGI International (b)	(4.8)	(6.5)	(22.7)	(35.1)
Midstream & Marketing	(0.6)	(0.8)	(1.9)	(2.4)
UGI Utilities	(10.0)	(9.5)	(38.1)	(40.0)
Corporate & Other, net (a)	—	(0.1)	(0.6)	(0.5)
Total interest expense	(55.4)	(57.9)	(226.4)	(240.8)
Income before income taxes	378.7	247.5	841.2	816.0
Income tax expense (c)	(87.8)	(79.6)	(229.4)	(234.3)
Net income including noncontrolling interests	290.9	167.9	611.8	581.7
Deduct net income attributable to noncontrolling interests, principally in AmeriGas Partners, L.P.	(60.2)	(53.3)	(131.0)	(220.2)
Net income attributable to UGI Corporation	$230.7	$114.6	$480.8	$361.5
Earnings per share attributable to UGI shareholders:
Basic	$1.33	$0.66	$2.77	$2.09
Diluted	$1.30	$0.65	$2.72	$2.06
Weighted Average common shares outstanding (thousands):
Basic	173,512	172,862	173,325	173,101
Diluted	176,984	175,218	176,840	173,553
Supplemental information:
Net income attributable to UGI Corporation:
AmeriGas Propane	$16.6	$18.6	$41.2	$60.7
UGI International	88.3	46.4	153.5	66.9
Midstream & Marketing	29.9	24.6	92.4	105.6
UGI Utilities	44.3	23.4	118.3	105.7
Corporate & Other (a)	51.6	1.6	75.4	22.6
Total net income attributable to UGI Corporation	$230.7	$114.6	$480.8	$361.5

(a) Corporate & Other includes, among other things, net gains and (losses) on commodity and foreign currency derivative instruments not associated with current-period transactions and the elimination of certain intercompany transactions.
(b) UGI International interest expense for the twelve months ended December 31, 2015 includes costs of $10.3 million associated with an extinguishment of debt.
(c) Income tax expense for the three and twelve months ended December 31, 2016 includes the beneficial impact of a $27.4 million adjustment to net deferred income tax liabilities associated with a change in the French income tax rate and an income tax settlement refund of $6.7 million, plus interest, in France.

UGI CORPORATION
REPORT OF EARNINGS
(Millions of dollars, except per share)
(Unaudited)

Non-GAAP Financial Measures - Adjusted Net Income Attributable to UGI and Adjusted Diluted Earnings Per Share

Management uses "adjusted net income attributable to UGI" and "adjusted diluted earnings per share," both of which are non-GAAP financial measures, when evaluating UGI's overall performance. For the periods presented, adjusted net income attributable to UGI is net income attributable to UGI Corporation after excluding net after-tax gains and losses on commodity and certain foreign currency derivative instruments not associated with current period transactions (principally comprising changes in unrealized gains and losses on derivative instruments), Finagaz integration expenses, losses associated with extinguishments of debt and the impact on net deferred tax liabilities from a change in French corporate income tax rate. Volatility in net income at UGI can occur as a result of gains and losses on commodity and certain foreign currency derivative instruments not associated with current period transactions but included in earnings in accordance with U.S. generally accepted accounting principles ("GAAP").

Non-GAAP financial measures are not in accordance with, or an alternative to, GAAP and should be considered in addition to, and not as a substitute for, the comparable GAAP measures. Management believes that these non-GAAP measures provide meaningful information to investors about UGI’s performance because they eliminate the impact of (1) gains and losses on commodity and certain foreign currency derivative instruments not associated with current-period transactions and (2) other significant discrete items that can affect the comparison of period-over-period results.

The following table reconciles net income attributable to UGI Corporation, the most directly comparable GAAP measure, to adjusted net income attributable to UGI Corporation, and reconciles diluted earnings per share, the most comparable GAAP measure, to adjusted diluted earnings per share, to reflect the adjustments referred to above:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2015	2016	2015
Adjusted net income attributable to UGI Corporation:
Net income attributable to UGI Corporation	$230.7	$114.6	$480.8	$361.5
Net gains on commodity derivative instruments not associated with current period transactions (net of tax of $33.3, $1.5, $45.3 and $17.6, respectively) (1) (2)	(52.2)	(3.6)	(78.5)	(32.2)
Unrealized gains on foreign currency derivative instruments (net of tax of $0.4, $0.0, $0.4 and $0.0, respectively) (2)	(0.8)	—	(0.8)	—
Integration expenses associated with Finagaz (net of tax of $(2.8), $(0.9), $(12.5) and $(7.4), respectively) (2)	5.3	1.4	21.2	13.6
Loss on extinguishments of debt (net of tax of $(3.4), $0.0, $(8.4) and $(5.7), respectively) (2) (3)	5.3	—	13.2	4.6
Impact from change in French tax rate	(27.4)	—	(27.4)	—
Adjusted net income attributable to UGI Corporation	$160.9	$112.4	$408.5	$347.5

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2015	2016	2015
Adjusted diluted earnings per share:
UGI Corporation earnings per share - diluted	$1.30	$0.65	$2.72	$2.06
Net gains on commodity derivative instruments not associated with current period transactions	(0.29)	(0.02)	(0.44)	(0.19)
Unrealized gains on foreign currency derivative instruments (1)	(0.01)	—	(0.01)	—
Integration expenses associated with Finagaz	0.03	0.01	0.12	0.08
Loss on extinguishments of debt	0.03	—	0.07	0.03
Impact from change in French tax rate	(0.15)	—	(0.15)	—
Adjusted diluted earnings per share	$0.91	$0.64	$2.31	$1.98

(1) Includes impact of rounding.
(2) Income taxes associated with pre-tax adjustments determined using statutory business unit tax rates (which approximates the consolidated effective tax rate).
(3) Costs associated with extinguishment of debt at UGI International in the twelve months ended December 31, 2015 is included in interest expense on the Report of Earnings.